Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 10, 2011 (except for the Consolidated Statements of Operations, Note 4 “Debt” and Note 11 “Discontinued Operations”, as to which the date is December 21, 2011) in Amendment No. 1 to the Registration Statement (Form S-11 No. 333–177904) and related Prospectus of Spirit Finance Corporation for the registration of $500,000,000 of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

December 21, 2011